December 20, 2010

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

In re:	MATCHES, INC

FEI #:	68-0664590

Ladies and Gentlemen:

We have read the statements by Matches, Inc. included under Item 4.01 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between Matches Inc. (Commission File No. 333-149293) and Sam Kan & Company has ceased.

Very truly yours,

/s/ Sam Kan

Sam Kan & Company

Endnotes

       Sam Kan & Company

         1151 Harbor Bay Pkwy., Suite 101

         Alameda, CA 94502

         Phone: 510.517.7874

         Fax: 866.848.1224

         http://www.skancpa.com